                                                                     EXHIBIT 1.1


                             SIGNATURE RESORTS, INC.



                                  $140,000,000

                           9.25% Senior Notes due 2006

                               Purchase Agreement

                                  April 9, 1998







                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION
                      NATIONSBANC MONTGOMERY SECURITIES LLC
                           BT ALEX. BROWN INCORPORATED
                            SALOMON BROTHERS INC AND
                     SOCIETE GENERALE SECURITIES CORPORATION

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                                  $140,000,000


                           9.25% Senior Notes due 2006

                           of SIGNATURE RESORTS, INC.

                               PURCHASE AGREEMENT



                                                                   April 9, 1998


DONALDSON, LUFKIN & JENRETTE
        SECURITIES CORPORATION
NATIONSBANC MONTGOMERY SECURITIES LLC
BT ALEX. BROWN INCORPORATED
SALOMON BROTHERS INC and
SOCIETE GENERALE SECURITIES CORPORATION
        As Initial Purchasers
c/o Donaldson, Lufkin & Jenrette Securities Corporation
277 Park Avenue
New York, New York 10172

Dear Sirs:

               Signature Resorts, Inc., a Maryland corporation (the "COMPANY"), proposes to issue and sell to Donaldson, Lufkin & Jenrette Securities Corporation, NationsBanc Montgomery Securities LLC, BT Alex. Brown Incorporated, Salomon Brothers Inc and Societe Generale Securities Corporation (each, an "INITIAL PURCHASER" and collectively, the "INITIAL PURCHASERS") an aggregate of $140,000,000 in principal amount of its 9.25% Senior Notes due 2006 (the "SERIES A NOTES"), subject to the terms and conditions set forth herein. The Series A Notes are to be issued pursuant to the provisions of an indenture (the "INDENTURE"), to be dated as of the Closing Date (as defined below), between the Company and Norwest Bank Minnesota, National Association, as trustee (the "TRUSTEE"). The Series A Notes and the Series B Notes (as defined below) issuable in exchange therefor are collectively referred to herein as the "NOTES." Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

               1. OFFERING MEMORANDUM. The Series A Notes will be offered and sold to the Initial Purchasers pursuant to one or more exemptions from the registration requirements under the Securities Act of 1933, as amended (the "ACT"). The Company has prepared a preliminary offering memorandum, delivered to the Initial Purchasers on March 30, 1998 (the "PRELIMINARY OFFERING MEMORANDUM") and a final offering memorandum, dated April 9, 1998 (the "OFFERING


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MEMORANDUM"), relating to the Series A Notes.

               Upon original issuance thereof, and until such time as the same is no longer required pursuant to the Indenture, the Series A Notes (and all securities issued in exchange therefor, in substitution thereof or upon conversion thereof) shall bear the following legend:

               "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE THIRD SENTENCE HEREOF. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2),
        (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI"), OR (C) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS

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
        LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING."

               2. AGREEMENTS TO SELL AND PURCHASE. On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein, the Company agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers agree, severally and not jointly, to purchase from the Company, the principal amounts of Series A Notes set forth opposite the name of such Initial Purchaser on Schedule A hereto at a purchase price equal to 97.25% of the principal amount thereof (the "PURCHASE PRICE").

               3. TERMS OF OFFERING. The Initial Purchasers have advised the Company that the Initial Purchasers will make offers (the "EXEMPT RESALES") of the Series A Notes purchased hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBS"), and (ii) to persons permitted to purchase the Series A Notes in offshore transactions in reliance upon Regulation S under the Act (each, a "REGULATION S PURCHASER") (such persons specified in clauses
(i) and (ii) being referred to herein as the "ELIGIBLE PURCHASERS"). The Initial Purchasers will offer the Series A Notes to Eligible Purchasers initially at a price equal to 100% of the principal amount thereof. Such price may be changed at any time without notice.

               Holders (including subsequent transferees) of the Series A Notes will have the registration rights set forth in the registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT"), to be dated the Closing Date, in substantially the form of Exhibit H hereto, for so long as such Series A Notes constitute "TRANSFER RESTRICTED SECURITIES" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "COMMISSION") under the circumstances set forth therein, (i) a registration statement under the Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to the Company's 9.25% Series B Senior Notes due 2006 (the "SERIES B NOTES"), to be offered in exchange for the Series A Notes (such offer to exchange being referred to as the "EXCHANGE OFFER") and (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "SHELF REGISTRATION STATEMENT" and, together with the Exchange Offer Registration Statement, the "REGISTRATION STATEMENTS") relating to the resale by certain holders of the Series A Notes and to use its reasonable best efforts to cause such Registration Statements to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement and to consummate the Exchange Offer. This Agreement, the Indenture, the Notes, and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "OPERATIVE DOCUMENTS."



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
               4. DELIVERY AND PAYMENT.

                  (a) Delivery of, and payment of the Purchase Price for, the Series A Notes shall be made at the offices of Latham & Watkins, New York, New York or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:00 a.m. New York City time, on April 15, 1998 or at such other time as shall be agreed upon by the Initial Purchasers and the Company. The time and date of such delivery and the payment are herein called the "CLOSING DATE."

                  (b) One or more of the Series A Notes in definitive global form, registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), having an aggregate principal amount corresponding to the aggregate principal amount of the Series A Notes (collectively, the "GLOBAL NOTE"), shall be delivered by the Company to the Initial Purchasers (or as the Initial Purchasers direct) against payment by the Initial Purchasers of the Purchase Price thereof by wire transfer in same day funds to the order of the Company. The Global Note shall be made available to the Initial Purchaser for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date.

               5. AGREEMENTS OF THE COMPANY. The Company hereby agrees with the Initial Purchasers as follows:

                  (a) Prior to amending or supplementing the Offering Memorandum, the Company shall furnish to the Initial Purchasers for review a copy of each such proposed amendment or supplement, and the Company shall deliver any such proposed amendment or supplement to which the Initial Purchasers reasonably object.

                  (b) If, prior to the completion of the placement of the Series A Notes by the Initial Purchasers with the Eligible Purchasers (as evidenced by a notice in writing from the Initial Purchasers to the Company), any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, not misleading, or if in the opinion of the Initial Purchasers or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Offering Memorandum to comply with law, the Company agrees promptly to prepare (subject to Section 5(a) hereof), and furnish at its own expense to the Initial Purchasers, amendments or supplements to the Offering Memorandum so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum, as amended or supplemented, will comply with law.

               The Company hereby expressly acknowledges that the indemnification and contribution provisions of Section 8 hereof are specifically applicable and relate to each Offering Memorandum, amendment or supplement referred to in this Section 5(b).

                  (c) The Company agrees to furnish the Initial Purchasers, without

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
charge, as many copies of the Offering Memorandum and any amendments and supplements thereto as they may reasonably request.

                  (d) The Company shall cooperate with the Initial Purchasers and counsel for the Initial Purchasers to qualify or register the Series A Notes for sale under (or obtain exemptions from the application of) the Blue Sky Laws of those jurisdictions designated by the Initial Purchasers and shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the completion of the placement of the Series A Notes by the Initial Purchasers with the Eligible Purchasers. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Initial Purchasers promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Series A Notes for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

                  (e) The Company shall take all reasonable action necessary to enable Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., Moody's Investors Service, Inc. and Duff & Phelps to provide their respective credit ratings of the Notes.

                  (f) The Company will cooperate with the Initial Purchasers and use its reasonable best efforts to permit the Notes to be eligible for clearance and settlement through the facilities of DTC.

                  (g) Prior to the completion of the placement of the Notes by the Initial Purchasers with the Eligible Purchasers (as evidenced by a notice in writing from the Initial Purchasers to the Company), the Company shall file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed under Section 13 or 15(d) of the Exchange Act. Additionally, at any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders and beneficial owners from time to time of Notes, the Company shall furnish, at its expense, upon request, to holders and beneficial owners of Notes and prospective purchasers of Notes information satisfying the requirements of subsection (d)(4)(i) of Rule 144A ("Rule 144A Information").

                  (h) The Company shall comply in all material respects with all provisions and obligations of, and shall cause the Exchange Offer to be made on the appropriate form as contemplated by, the Registration Rights Agreement, and shall comply in all material respects with all applicable federal and state securities laws in connection with the Exchange Offer.

                  (i) The Company agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Company of any class if as a result of the doctrine of "INTEGRATION" referred to in Rule 502 under the Securities Act, such offer or sale would render


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
invalid (for the purpose of (i) the sale of the Series A Notes by the Company to the Initial Purchasers, (ii) the resale of the Series A Notes by the Initial Purchasers to the Eligible Purchasers) the exemption from the registration requirements of the Securities Act provided by Section 4(1) or 4(2) thereof or by Rule 144A or Regulation S thereunder or otherwise.

                  (j) Each certificate for a Note will bear the legend contained in "Notice to Investors" in the Offering Memorandum for the time period and upon the other terms stated in the Offering Memorandum.

                  (k) The Company will use its best efforts to cause the Notes to qualify for initial designation and continued designation as PORTAL securities in the NASD PORTAL Market (the "PORTAL MARKET").

                  (l) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Company under this Agreement, including: (i) the fees, disbursements and expenses of counsel to the Company and accountants of the Company in connection with the sale and delivery of the Series A Notes to the Initial Purchasers and pursuant to Exempt Resales, and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and all amendments and supplements to any of the foregoing (including financial statements), including the mailing and delivering of copies thereof to the Initial Purchasers and persons designated by them in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Series A Notes to the Initial Purchasers and pursuant to Exempt Resales, (iii) all costs of printing or reproducing this Agreement, the other Operative Documents and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Series A Notes, (iv) all expenses in connection with the registration or qualification of the Series A Notes for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or reproducing any preliminary and supplemental Blue Sky memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Initial Purchasers in connection with such registration or qualification and memoranda relating thereto not to exceed $10,000), (v) the cost of printing certificates representing the Series A Notes, (vi) all expenses and listing fees in connection with the application for quotation of the Series A Notes in the PORTAL Market, (vii) the fees and expenses of the Trustee in connection with the Indenture and the Notes, (viii) the costs and charges of any transfer agent, registrar and/or depositary (including DTC), (ix) any fees charged by rating agencies for the rating of the Notes, (x) all costs and expenses of the Exchange Offer and any Registration Statement, as set forth in the Registration Rights Agreement, and (xi) and all other costs and expenses incident to the perfor mance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

                  (m) To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Series A Notes for offering or sale in any jurisdiction designated by the Initial Purchasers pursuant to Section 5(d) hereof, or the initiation of any proceeding by any state securities commission or


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
any other federal or state regulatory authority for such purpose and (ii) of the happening of any event during the period referred to in Section 5(c) below that makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or that requires any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein not misleading. The Company shall use its reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Series A Notes under any state securities or Blue Sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of any Series A Notes under any state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

                  (n) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise transfer or dispose of any debt securities of the Company or any warrants, rights or options to purchase or otherwise acquire debt securities of the Company substantially similar to the Notes (other than (i) the Notes and (ii) commercial paper issued in the ordinary course of business), without the prior written consent of the Initial Purchasers.

               Donaldson, Lufkin & Jenrette Securities Corporation, on behalf of the several Initial Purchasers, may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

               6. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. As of the date hereof, the Company represents and warrants to, and agrees with, the Initial Purchasers that:

                  (a) Subject to compliance by the Initial Purchasers with the representations and warranties and agreements set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Series A Notes to the Initial Purchasers and to each Eligible Purchaser in the manner contemplated by this agreement and the Offering Memorandum to register the Series A Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder). The Company meets the requirement for use of Form S-3 under the Securities Act.

                  (b) The Company has not, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Series A Notes in a manner that would require the Series A Notes to be registered under the Securities Act. None of the Company, its affiliates (as such term is defined in Rule 501(b) under the Securities Act (each, an "AFFILIATE"), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage, in connection with the offering of the Series A Notes, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act. With respect to Series A Notes sold in reliance upon


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
Regulation S, (i) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

                  (c) The Series A Notes are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) or quoted in a U.S. automated interdealer quotation system.

                  (d) The Offering Memorandum does not, and at the Closing Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation, warranty or agreement contained in this Section 6(d) shall be applicable to information contained in or omitted from the Offering Memorandum in reliance upon and in conformity with written information furnished by or on behalf of any Initial Purchaser specifically for use in the preparation thereof. Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule l44(A)(d)(4). The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers' distribution of the Series A Notes, any offering material in connection with the offering and sale of the Series A Notes other than a Preliminary Offering Memorandum, the Offering Memorandum and other materials permitted or not prohibited by the Securities Act.

                  (e) This Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding obligation of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

                  (f) At the Closing Date, the Registration Rights Agreement will be duly authorized, executed and delivered by, and will be a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

                  (g) (i) The Series A Notes to be purchased by the Initial Purchasers from the Company have been duly and validly authorized for issuance by the Company, and when issued, delivered and paid for in accordance with the terms of this Agreement and the Indenture, will be duly executed, authenticated and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture under which they are to be issued, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization and similar laws of general applicability relating to or affecting enforcement of the rights and remedies of creditors and to general principles of equity and
(ii) the Series B Notes have been duly and validly authorized for issuance by the Company, and when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting enforcement of the rights and remedies of creditors and to general principles of equity and will be entitled to the benefits of the Indenture.

                  (h) The Indenture has been duly authorized by the Company and, when executed and delivered by the Company and the Trustee, will constitute a valid and legally binding instrument enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization and similar laws of general applicability relating to or affecting enforcement of the rights and remedies of creditors and to general principles of equity.

                  (i) The Notes, the Registration Rights Agreement and the Indenture will conform in all material respects to the descriptions thereof in the Offering Memorandum.

                  (j) Since the respective dates as of which information is given in the Offering Memorandum other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the business, management or operations of the Company and its Affiliates and Subsidiaries (as defined), taken as a whole (a "MATERIAL ADVERSE CHANGE") and (ii) there has not been any material adverse change in the stockholders equity or in the long-term debt of the Company or any of its subsidiaries, taken as a whole (other than the sale of the Notes under this Agreement and other than draw-downs under the Company's revolving credit facility in the ordinary course of business).

                  (k) Arthur Andersen LLP, Ernst & Young LLP and KPMG, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) included in the Offering Memorandum are independent public or chartered or certified public accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act.

                  (l) The consolidated financial statements of the Company together with the related notes thereto, set forth in the Offering Memorandum fairly present the financial condition of such entities as of the dates indicated and the results of operations and changes in financial position for the periods presented. Such statements, schedules and related notes have been prepared in accordance with generally accepted accounting principles as applied in the United States applied on a consistent basis as certified by the applicable independent accountants named in Section 6(k). The selected financial data set forth in the Offering Memorandum under the captions "Consolidated Capitalization," "Selected Financial Data," "Unaudited Pro Forma Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" fairly present the information set forth therein on the basis stated in the Offering Memorandum. The Company's ratios of earnings to fixed charges set forth in the Offering Memorandum, under the caption "Selected Financial Data" have been calculated in compliance with Item 503(d) of Regulation S-K under the Securities Act.

                  (m) The Company has been duly formed and is validly existing as a corporation, is in good standing under the laws of the State of Maryland, with full power and authority (corporate and other) to conduct its business as currently conducted or as described in the Offering Memorandum. Each of the Company's affiliates (as defined in Rule 144(a) under the Securities Act) and subsidiaries which is material to the operation of the Company, considered as whole (the "COMPANY AFFILIATES AND SUBSIDIARIES") has been duly formed and is validly existing as a partnership, limited liability company or corporation, as applicable, in good standing under the laws of its jurisdiction of formation, with full power and authority (partnership and other) to own and lease its properties and conduct its respective businesses as currently conducted or described in the Offering Memorandum, except where the failure to be in good standing would not result in a Material Adverse Change. The Company has full legal right, power and authority to enter into this Agreement, the Registration Rights Agreement, the Notes, and the Indenture and to perform the transactions contemplated hereby and thereby. The Company and each of the Company Affiliates and Subsidiaries are duly qualified to do business and in good standing as a foreign corporation, partnership or limited liability company, as applicable, in each jurisdiction in which the conduct of their respective businesses requires such qualification, except where the failure to be so qualified and in good standing would not result in a Material Adverse Change; and to the Company's knowledge no proceeding has been instituted or threatened in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

                  (n) As of December 31, 1997, on a consolidated basis, after giving pro forma effect to the issuance and sale of the Series A Notes on the basis indicated in the Offering Memorandum, the Company would have an authorized and outstanding capitalization as set forth in the Offering Memorandum under the caption "Consolidated Capitalization" (other than for subsequent issuances of capital stock, if any, pursuant to employee benefit plans described or incorporated by reference in the Offering Memorandum or upon exercise of outstanding options described or incorporated by reference in the Offering Memorandum).

                  (o) Each of the Company and each Company Affiliate and Subsidiary is not in violation of any of its articles of organization or by-laws, and is not in breach or default (either by itself or upon notice or the passage of time or both) ("DEFAULT") with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound, or to which any of its property or assets is subject (each, an "EXISTING INSTRUMENT"), except for any such violation, breach or Default that will not result in a Material Adverse Change.

                  (p) The making and performance of this Agreement, the Registration Rights Agreement, and the Indenture, and the issuance and delivery of the Notes and the consummation of the transactions contemplated herein and therein, (i) will not violate any provisions of any partnership agreement, certificate of partnership, charter, bylaws or other organizational documents, as applicable, of the Company or any of the Company Affiliates and Subsidiaries,
(ii) will not conflict with, result in the breach or violation of, or constitute a Default under (A) any Existing Instrument or (B) any statute or any authorization, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company, any of the Company Affiliates and Subsidiaries or any of the Resorts (as defined herein), and (iii) will not result in the imposition or creation of (or the obligation to create or impose) any security interest, claim, lien, encumbrance or adverse interest of any nature under, any agreement or instrument to which the Company or any of its subsidiaries, is a party or by which the Company or any of its subsidiaries or their respective property is bound, in each case except as would not, individually or in the aggregate, result in a Material Adverse Change.

                  (q) No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required, including the satisfaction of any requirements pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, for the execution and delivery of this Agreement, the Registration Rights Agreement or the Indenture, or the issuance and delivery of the Notes or the consummation of the transactions otherwise contemplated hereby and thereby except for compliance with the Securities Act, the Exchange Act, the Trust Indenture Act, the Blue Sky or state or foreign securities laws (collectively, the "BLUE SKY LAWS") applicable to the offering of the Series A Notes by the several Initial Purchasers, the issuance of the Series B Notes or the consummation of the Exchange Offer, and except for any such consent, approval, authorization or other order as has been or will be obtained prior to the Closing Date, or in the case of the Series B Notes, prior to the date of issuance.

                  (r) Except as disclosed in the Offering Memorandum, there are no legal or governmental actions, suits or proceedings pending or threatened to which the Company or any of the Company Affiliates and Subsidiaries are a party or of which any resort owned or leased by the Company Affiliates and Subsidiaries is the subject, or related to environmental or discrimination matters, which actions, suits or proceedings could reasonably be anticipated to individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Change. Neither the Company nor any of the Company Affiliates and Subsidiaries is a party or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body. To the Company's knowledge, no labor problem exists or is imminent with respect to the employees of any of the resorts operated by the Company, directly or through the Company Affiliates and Subsidiaries, as described in the Offering Memorandum (the "RESORTS") which could result in a Material Adverse Change.

                  (s) Except as specifically disclosed in or specifically contemplated by the Offering Memorandum, the Company and the Company Affiliates and Subsidiaries have sufficient trademarks, trade names, patent rights, copyrights, licenses or other similar rights and proprietary knowledge (collectively, "INTANGIBLES"), approvals and governmental authorizations to conduct its businesses as now conducted or as described in the Offering Memorandum; the expiration of any Intangibles, approvals or governmental authorizations will not result in a Material Adverse Change; and the Company has no knowledge of any material infringement by it or any of the Company Affiliates and Subsidiaries of any Intangibles, and there is no claim being made against the Company or any of the Company Affiliates and Subsidiaries regarding any Intangible or other infringement which could result in a Material Adverse Change.

                  (t) Except as set forth in the Offering Memorandum, the Company and each of the Company Affiliates and Subsidiaries are in possession of and operating in compliance with all authorizations, licenses, permits, consents, certificates and orders material to the conduct of their respective businesses, all of which are valid and in full force and effect; and to the Company's knowledge, no proceeding has been instituted or threatened in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, any such authorization, license, permit, consent, certificate or order, except, in each case, as would not, individually or in the aggregate, result in a Material Adverse Change.

                  (u) Except as set forth in the Offering Memorandum, each of the Company and each of the Company Affiliates and Subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 6(k) above, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as would not, individually or in the aggregate, result in a Material Adverse Change. The Company and each of the Company Affiliates and Subsidiaries owns or leases all such properties as are necessary to conduct the Company's business at the Resorts as now conducted or as proposed to be conducted as described in the Offering Memorandum.

                  (v) The Company and each of the Company Affiliates and Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes shown as due thereon; except as set forth in the Offering Memorandum, the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company, any of the Company Affiliates and Subsidiaries, in each case except as would not, individually or in the aggregate, result in a Material Adverse Change.

                  (w) The Company is not, nor will it conduct its business in a manner in which it would become an "INVESTMENT COMPANY" or an entity "CONTROLLED" by an "INVESTMENT COMPANY" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 ACT").

                  (x) The Company and the Company Affiliates and Subsidiaries have and will maintain liability, property and casualty insurance (insured by insurers of recognized financial responsibility) in favor of the Company, or the Company Affiliates and Subsidiaries, with respect to each of the Resorts in an amount and on such terms as is reasonable and customary for businesses of the type proposed to be conducted by the Company, including, among other things, insurance against theft, damage, destruction and acts of vandalism except where the failure to maintain such insurance could result in a Material Adverse Change. The Company has not received from any insurance company notice of any material defects or deficiencies affecting the insurability of any such resort. Title insurance in favor of the Company or the Company Affiliates and Subsidiaries, is in force with respect to each of the Resorts in an amount reasonably acceptable to a reasonably prudent company in a similar line of business (except with respect to the St. Maarten Resort and the Grand Vacation Club Resorts), and the Company shall have received title opinions in favor of the Company or the Company Affiliates and Subsidiaries with respect to the St. Maarten Resorts and the Grand Vacation Club Resorts.

                  (y) Subsequent to the respective dates as of which information is given in the Offering Memorandum, the Company has not sustained any loss or interference with its respective businesses or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, that would result in a Material Adverse Change.

                  (z) Neither the Company nor any of the Company Affiliates and Subsidiaries has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Series A Notes.

                  (aa) None of the Company, any of the Company Affiliates and Subsidiaries or, to the Company's knowledge has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

                  (bb) The Company and each of the Company Affiliates and Subsidiaries maintain and will maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to financial and corporate books and records is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (cc) Except as set forth in the Offering Memorandum, the Company and each of the Company Affiliates and Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local rules, laws and regulations relating to the protection of human health and safety, the environment or any Hazardous Material (as hereinafter defined) ("ENVIRONMENTAL LAWS"), (ii) have received, or will have received, as of the Closing Date, as the case may be, all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are or will be, as of the Closing Date, as the case may be, in compliance with all terms and conditions of any such permit, license or approval, in each case except as would not result in a Material Adverse Change. As used herein, "HAZARDOUS MATERIAL" shall mean (a) any "HAZARDOUS SUBSTANCE" as defined by the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), (b) any "HAZARDOUS WASTE" as defined by the Resource Conservation and Recovery Act, as amended, (c) any petroleum or petroleum product, (d) any polychlorinated biphenyl and (e) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law, foreign or domestic. Except as set forth in the Offering Memorandum, to the Company's knowledge, there is no liability, alleged liability or potential liability (including, without limitation, liability, alleged liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties), of the Company or any Company Affiliate and Subsidiary arising out of, based on or resulting from (a) the presence or release into the environment of any Hazardous Material at any location, whether or not owned by such entity, or (b) any violation or alleged violation of any Environmental Law, which liability, alleged liability or potential liability is material to the Company or such Company Affiliate and Subsidiary, as applicable.

                  (dd) No environmental engineering firm which prepared Phase I environmental assessment reports (or other similar reports with respect to the Resorts as set forth in the Offering Memorandum) was, at the time such reports were delivered, employed for such purpose on a contingent basis or had any substantial interest in the Company or any of the Company Affiliates and Subsidiaries.

                  (ee) None of the assets of the Company or any of the Company Affiliates and Subsidiaries constitute "PLAN ASSETS" under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                  (ff) The Company and the Company Affiliates and Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations applicable to such entity, including without limitation, all applicable local, state, federal and foreign environmental laws and regulations and all applicable local, state, federal and foreign laws and regulations regarding the marketing, offers to sell and sales of vacation intervals in each state in which the Company is doing business, including, but not limited to, the Federal Trade Commission Act, Regulation Z (the truth-in-lending act), Equity Opportunity Credit Act and Regulation B, Interstate Land Sales Full Disclosure Act, Telephone Consumer Protection Act, Telemarketing and Consumer Fraud and Abuse Prevention Act, Fair Housing Act, the Americans with Disabilities Act and Civil Rights Acts of 1964 and 1968 and all corresponding foreign laws, in each case as applicable to the Company and/or the Company Affiliates and Subsidiaries, including, without limitation, the European Timeshare Directive of 1994, the Consumer Credit Act of 1974, the Unfair Terms in Consumer Contracts Regulations 1995, the Package Travel, Package Holidays and Package Tours Regulations 1992 and the Timeshare Act 1992; and in each case except as would not result in a Material Adverse Change. The Company and the Company Affiliates and Subsidiaries have filed all required documents and supporting information in compliance with federal, state, local and foreign laws and regulations, and the Company and the Company Affiliates and Subsidiaries are in compliance with all licensure, anti-fraud, telemarketing, price, gift and sweepstakes and labor laws to which it is subject, in each case except as would not result in a Material Adverse Change. The Company and each of the Company Affiliates and Subsidiaries have, or upon the Closing Date will have, all permits and licenses which are required to sell vacation interests in each state and foreign jurisdiction where any of them currently sells vacation interests, in each case except as would not result in a Material Adverse Change.

                  (gg) The mortgages and deeds of trust encumbering the Resorts are not convertible into equity securities of the Company, nor does the Company hold a participating interest therein and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned, directly or indirectly by the Company.

                  (hh) Neither the Company nor any of the Company Affiliates and Subsidiaries has incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as disclosed in the Offering Memorandum.

                  (ii) Except as disclosed in the Offering Memorandum, no person has an option or right of first refusal to purchase all or part of any of the Resorts (other than the Embassy Vacation Resort Poipu Point, Embassy Vacation Resort Kaanapali Beach, Westin Vacation Club St. John, and the Sunterra Resorts Northbay at Lake Arrowhead) or any interest therein. Except as set forth in the Offering Memorandum, each of the Resorts complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes and laws relating to handicapped access), except for such noncompliance as will not result in a Material Adverse Change. The Company has no knowledge of any pending or threatened condemnation proceedings, zoning changes, or other proceedings or actions that will in any manner affect the size of, number of vacation intervals planned for, the use of any improvements on, or access to, the Resorts.

                  (jj) Except as publicly announced on April 7, 1998, by "nationally recognized statistical rating organizations," as such term is defined for purposes of Rule 436(g)(2) under the Act, no "nationally recognized statistical rating organization" has indicated to the Company that it is considering (i) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating assigned to the Company or any securities of the Company or (ii) any change in the outlook for any rating of the Company or any securities of the Company.

                  (kk) The Company and its controlled Affiliates and all persons acting, upon their request, on their behalf (other than the Initial Purchasers and their Affiliates and any persons acting, upon their request, on their behalf), as to whom the Company makes no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Series A Notes outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902(h).

                  (ll) The Series A Notes sold in reliance on Regulation S will be represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903(c)(3) of the Act and only upon certification of beneficial ownership of such Series A Notes by non-U.S. persons or U.S. persons who purchased such Series A Notes in transactions that were exempt from the registration requirements of the Act.

                  (mm) The entities listed on Exhibit 21 to the Company's Registration Statement on Form S-3 (No. 333-46511) ("Exhibit 21") hereto are the only subsidiaries, direct or indirect, of the Company. Except as listed on
Exhibit 21, all of the outstanding shares of capital stock of each of the Company's subsidiaries are owned by the Company, directly or indirectly, through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (except where such security interest, claim, lien, encumbrance or adverse interest would not give rise to a Material Adverse Change).

               Any certificate signed by an officer of the Company and delivered to the Initial. Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company to each Initial Purchaser as to the matters set forth therein.

               The Company acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to
Section 9 hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

               7. INITIAL PURCHASER'S REPRESENTATIONS AND WARRANTIES AND COVENANTS.

               Each of the Initial Purchasers, severally and not jointly, represents and warrants to the Company, and agrees that:

                  (a) Such Initial Purchaser is a QIB, with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Series A Notes.

                  (b) Such Initial Purchaser (A) is not acquiring the Series A Notes with a view to any distribution thereof or with any present intention of offering or selling any of the Series A Notes in a transaction that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Series A Notes only to (x) QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A, and (y) in offshore transactions in reliance upon Regulation S under the Act.

                  (c) Such Initial Purchaser agrees that no form of general solicitation or general advertising (within the meaning of Regulation D under the Act) has been or will be used by such Initial Purchaser or any of its controlled affiliates or representatives in connection with the offer and sale of the Series A Notes pursuant hereto, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                  (d) Such Initial Purchaser agrees that, in connection with Exempt Resales, such Initial Purchaser will solicit offers to buy the Series A Notes only from, and will offer to sell the Series A Notes only to, Eligible Purchasers. Each Initial Purchaser further agrees that it will offer to sell the Series A Notes only to, and will solicit offers to buy the Series A Notes only from (A) Eligible Purchasers that the Initial Purchaser reasonably believes are QIBs, and (B) Regulation S Purchasers, in each case, that agree that (x) the Series A Notes purchased by them may be resold, pledged or otherwise transferred within the time period referred to under Rule 144(k) (taking into account the provisions of Rule 144(d) under the Act, if applicable) under the Act, as in effect on the date of the transfer of such Series A Notes, only (I) to the Company or any of its subsidiaries, (II) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A under the Act, (III) in an offshore transaction (as defined in Rule 902 under the Act) meeting the requirements of Rule 904 of the Act, (IV) in a transaction meeting the requirements of Rule 144 under the Act, (V) to an Accredited Institution that, prior to such transfer, furnishes the Trustee a signed letter containing such representations and agreements that the Trustee or the Company shall reasonably request relating to the registration of transfer of such Series A Note and, if such transfer is in respect of an aggregate principal amount of Series A Notes less than $250,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Act, (VI) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel acceptable to the Company) or (VII) pursuant to an effective registration statement and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction and (y) they will deliver to each person to whom such Series A Notes or an interest therein is transferred a notice substantially to the effect of the foregoing.

                  (e) None of such Initial Purchaser nor any of its affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Regulation S with respect to the Series A Notes.

                  (f) The Series A Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

                  (g) The sale of the Series A Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

                  (h) Such Initial Purchaser further represents and agrees that
(1) it has not offered or sold and will not offer or sell any Series A Notes to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the Series A Notes, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Series A Notes in, from or otherwise involving the United Kingdom and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Series A Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom the document may otherwise lawfully be issued or passed on.

                  (i) Such Initial Purchaser agrees that it will not offer, sell or deliver any of the Series A Notes in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Series A Notes in such jurisdictions. Such Initial Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose.

                  (j) Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Series A Notes in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Act (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Series A Notes pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Act or another exemption from the registration requirements of the Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Series A Notes (including any "tombstone" advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Series A Notes, except such advertisements as permitted by and include the statements required by Regulation S.

                  (k) Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Series A Notes by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903(c)(3) under the Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

                  "The Series A Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A or to Accredited Institutions in transactions that are exempt from the registration requirements of the Securities
                  Act),
                  and in connection with any subsequent sale by you of the Series A Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S."

                  Each Initial Purchaser agrees that the Series A Notes offered and sold in reliance on Regulation S will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903(c)(3) of the Act and only upon certification of beneficial ownership of such Series A Notes by non-U.S. persons or U.S. persons who purchased such Series A Notes in transactions that were exempt from the registration requirements of the Act.

                  (l) Each of the Initial Purchasers represents and warrants to the Company that the information set forth (i) on the cover page of the Offering Memorandum with respect to price, commissions and terms of offering and (ii) in paragraphs one, three, six, seven (fourth sentence thereof only), eight (with respect to the first sentence only and therein with respect to actions by the Initial Purchasers only), nine and ten (first and second sentences thereof only) and under the caption "Plan of Distribution" in the Offering Memorandum was furnished to the Company by and on behalf of the Initial Purchasers for use in connection with the preparation of the Offering Memorandum and is correct in all material respects.

                  (m) Each Initial Purchaser will deliver to each purchaser of the Notes from such Initial Purchaser, in connection with its sale of the Series A Notes to the Eligible Purchasers, a copy of the Offering Memorandum, as amended and supplemented at the date of such delivery.

                  Each Initial Purchaser acknowledges that the Company and, for purposes of the opinions to be delivered to each Initial Purchaser pursuant to
Section 9 hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and each Initial Purchaser hereby consents to such reliance.

               8. INDEMNIFICATION.

                  (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, its respective directors, officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any reasonable legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), the Preliminary Offering Memorandum or any Rule 144A Information provided by the Company to any holder or prospective purchaser of Series A Notes pursuant to Section 5(h) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Initial Purchasers furnished in writing to the Company by the Initial Purchasers. For purposes of this Section 8, the parties agree that the only information furnished to the Company by the Initial Purchasers for inclusion in the Offering Memorandum or Preliminary Offering Memorandum is set forth in Section 7(l) hereof.

                  (b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, and its directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, to the same extent as the foregoing indemnity from the Company to the Initial Purchasers but only with reference to information relating to such Initial Purchaser furnished in writing to the Company by such Initial Purchaser (and not with respect to information provided to the Company by any other Initial Purchaser) expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum.

                  (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), the Initial Purchasers shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Initial Purchasers). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation, in the case of the parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than 40 business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (but in only those cases where such fees and expenses are at the expense of the indemnifying party pursuant to this Section 8) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

                  (d) To the extent the indemnification provided for in this
Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers on the other hand from the offering of the Series A Notes or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Series A Notes (before deducting expenses) received by the Company, and the total discounts and commissions received by the Initial Purchasers bear to the total price to investors of the Series A Notes, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Series A Notes purchased by each of the Initial Purchasers hereunder and not joint.

                  (e) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

               9. CONDITIONS OF INITIAL PURCHASER'S OBLIGATIONS. The obligations of the Initial Purchasers to purchase the Series A Notes under this Agreement are subject to the satisfaction of each of the following conditions:

                  (a) On the date hereof, the Initial Purchasers shall have received from Arthur Andersen LLP, independent public accountants for the Company, a letter dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers, containing statements and information of the type ordinarily included in accountant's "COMFORT LETTERS" to Initial Purchasers, delivered according to Statement of Auditing Standards Nos. 72 and 76 (or any successor bulletins), with respect to the audited and unaudited financial statements and certain financial information contained in the Offering Memorandum.

                  (b) For the period from and after the date of this Agreement and prior to the Closing Date there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any "NATIONALLY RECOGNIZED STATISTICAL RATING ORGANIZATION" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

                  (c) On the Closing Date the Initial Purchasers shall have received the favorable opinions of:

         (i) Latham & Watkins, counsel for the Company, dated as of the Closing Date, substantially in the form attached hereto as Exhibit A;

         (ii) Andrew D. Hutton, Vice President and General Counsel of the Company, dated as of the Closing Date, substantially in the form attached hereto as Exhibit B;

         (iii) Ballard Spahr Andrews & Ingersoll, special Maryland counsel for the Company, dated as of the Closing Date, substantially in the form attached hereto as Exhibit C;

         (iv) Schreeder, Wheeler & Flint, special Georgia and Florida counsel for the Company, dated as of the Closing Date, substantially in the form attached hereto as Exhibit D;

         (v) Paul, Hastings, Janofsky & Walker, special regulatory counsel for the Company, dated as of the Closing Date, substantially in the form attached hereto as Exhibit E;

         (vi) SJ Berwin & Co. as special British counsel for the Company, dated as of the Closing Date, substantially in the form attached hereto as Exhibit F; and

         (vii) Rowe & Maw, as special British counsel for the Company, dated as of the Closing Date, substantially in the form attached hereto as Exhibit G.

                  (d) On the Closing Date the Initial Purchasers shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Initial Purchasers, dated as of the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers.

                  (e) On the Closing Date the Initial Purchasers shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of the Closing Date, to the effect that:

         (i) the representations, warranties and covenants of the Company set forth in Section 5 of this Agreement are true and correct with the same force and effect as though expressly made on and as of the Closing Date;

         (ii) the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

         (iii) each of the respective signers of each certificate has carefully examined the Offering Memorandum; in his opinion and to the knowledge of the Company the Offering Memorandum does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such certificate shall not require any representation concerning statements in, or omitted from, the Offering Memorandum, in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers expressly for use in preparation of the Offering Memorandum.

                  (f) On the Closing Date the Initial Purchasers shall have received from Arthur Andersen LLP independent public accountants for the Company a letter dated such date, in form and substance satisfactory to the Initial Purchasers, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 9, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

                  (g) At the Closing Date, the Notes shall have been designated for trading in the PORTAL Market.

                  (h) The Company shall have entered into the Registration Rights Agreement and the Indenture and the Initial Purchasers shall have received executed counterparts thereof.

                  (i) On or before the Closing Date, counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Notes as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

                  (j) Since the respective dates as of which information is given in the Offering Memorandum other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the stockholders equity or in the long-term debt of the Company or any of its subsidiaries, taken as a whole (other than the sale of the Notes under this Agreement and other than draw-downs under the Company's revolving credit facility in the ordinary course of business) and (iii) neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent (except for any such liability or obligation incurred in the ordinary course of business), the effect of which, in any such case described in clause 9(j)(i), 9(j)(ii) or 9(j)(iii), in your reasonable judgment, is material and adverse and, in your reasonable judgment, makes it impracticable to market the Series A Notes on the terms and in the manner contemplated in the Offering Memorandum.

               If any condition specified in this Section 9 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Initial Purchasers by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5(o), and Section 8 shall at all times be effective and shall survive such termination.

               10. EFFECTIVENESS OF AGREEMENT AND TERMINATION. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

               This Agreement may be terminated at any time on or prior to the Closing Date by the Initial Purchaser by written notice to the Company if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in the Initial Purchasers' reasonable judgment, is material and adverse and, in the Initial Purchasers' reasonable judgment, makes it impracticable to market the Series A Notes on the terms and in the manner contemplated in the Offering Memorandum, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your reasonable opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the financial markets in the United States.

               If on the Closing Date any one or more of the Initial Purchasers shall fail or refuse to purchase the Series A Notes which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of the Series A Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Series A Notes to be purchased on such date by all Initial Purchasers, each non-defaulting Initial Purchaser shall be obligated severally, in the proportion which the principal amount of the Series A Notes set forth opposite its name in Schedule A bears to the aggregate principal amount of the Series A Notes which all the non-defaulting Initial Purchasers, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Series A Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate principal amount of the Series A Notes which any Initial Purchaser has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of the Series A Notes without the written consent of such Initial Purchaser. If on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase the Series A Notes and the aggregate principal amount of the Series A Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Series A Notes to be purchased by all Initial Purchasers and arrangements satisfactory to the Initial Purchasers and the Company for purchase of such the Series A Notes are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser and the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of any such Initial Purchaser under this Agreement.

               11. MISCELLANEOUS. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to Signature Resorts, Inc., 1875 South Grant Street, Suite 650, San Mateo, California 94402, Facsimile (650) 312-7174, Attention: Andrew D. Hutton, Esq. and (ii) if to the Initial Purchasers, Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

               The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and the Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Series A Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers, the officers or directors of the Initial Purchaser, any person controlling the Initial Purchasers, the Company, the officers or directors of the Company, or any person controlling the Company, (ii) acceptance of the Series A Notes and payment for them hereunder and (iii) termination of this Agreement.

               If for any reason the Series A Notes are not delivered by or on behalf of the Company as provided herein (other than as a result of any material breach by you of any representations, warranties or covenants in Section 7 hereof or any termination of this Agreement pursuant to Section 10), the Company agrees to reimburse the Initial Purchasers for all out-of-pocket expenses (including the reasonable fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement (but subject to the parenthetical in the foregoing sentence), the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(o) hereof. Each of the parties hereto agrees to reimburse the other parties hereto and its officers, directors and each person, if any, who controls such other parties hereto within the meaning of Section 15 of the Act or Section 20 of the Exchange Act for any and all fees and expenses (including without limitation the reasonable fees and expenses of counsel) incurred by them in connection with enforcing their rights under this Agreement (including without limitation its rights under Section 8).

               Except as otherwise provided herein (including without limitation
Section 8), this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Initial Purchasers, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Series A Notes from the Initial Purchasers merely because of such purchase.

               This Agreement shall be governed and construed in accordance with the laws of the State of New York.

               This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

               Please confirm that the foregoing correctly sets forth the agreement among the Company and the Initial Purchasers.



                                       Very truly yours,

                                       SIGNATURE RESORTS, INC.


                                       By: /s/ ANDREW D. HUTTON
                                           -------------------------------------
                                           Name: Andrew D. Hutton
                                           Title: Vice President, General
                                                  Counsel & Secretary

DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION

By: /s/ WILLIAM BAUMGART
    ---------------------------------
    Name: William Baumgart
    Title: Vice President

NATIONSBANC MONTGOMERY SECURITIES LLC

By: /s/ RICHARD SMITH
    ---------------------------------
    Name: Richard Smith
    Title:

BT ALEX. BROWN INCORPORATED

By: /s/ BRUCE HABLEY
    ---------------------------------
    Name: Bruce Habley
    Title: Principal

SALOMON BROTHERS INC

By: /s/ JEFFREY HOROWITZ
    ---------------------------------
    Name: Jeffrey Horowitz
    Title: Managing Director

SOCIETE GENERALE SECURITIES CORPORATION

By: /s/ CARL A. MAYER III
    ---------------------------------
    Name: Carl A. Mayer III
    Title: Managing Director

                                   SCHEDULE A




                                                                   AGGREGATE PRINCIPAL
                                                                    AMOUNT OF  SERIES A
               INITIAL PURCHASER                                   NOTES TO BE PURCHASED
Donaldson, Lufkin & Jenrette Securities Corporation                     70,000,000
NationsBanc Montgomery Securities LLC.............................      35,000,000
BT Alex. Brown Incorporated.......................................      11,667,000
Salomon Brothers Inc..............................................      11,667,000
Societe Generale Securities Corporation...........................      11,666,000

               Total                                                  $140,000,000
                                                                      ============


                                      A-1